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                                   EXHIBIT A
                        TRANSACTIONS IN THE COMMON STOCK

     With respect to the transactions set forth below, all purchases were made by Pebbleton Corporation N.V. and were effected on The Nasdaq Stock Market, Inc., the exchange on which the shares of Common Stock of Dawson Geophysical Company are traded during the 60 days prior to the filing of this Amendment No. 4.

      DATE OF PURCHASE                   NUMBER OF SHARES        PRICE PER SHARE
                                            PURCHASED                  ($)
          04/26/99                           3,000                   9.8725
                                             1,500                   9.9375
                                             2,500                  10.0000
                                             -----
                                             7,000

          04/27/99                           7,000                  10.0000

          04/28/99                          95,000                  10.0000